Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Appoints Dolf Berle President and Chief Executive Officer

Founder and Chief Executive Officer Sven-Olof Lindblad to Become Co-Chair of Board

Lindblad Expeditions Announces it will Resume Operations for 2021 Season in Alaska and Galapagos in Early June

NEW YORK, March 30, 2021 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the "Company" or "Lindblad Expeditions"), a global provider of expedition cruises and adventure travel experiences, today announced that its Board of Directors has appointed Dolf Berle as President, Chief Executive Officer and a member of its Board, effective May 10, 2021. Mr. Berle succeeds Sven-Olof Lindblad, who will become Co-Chair of the Board, together with Mark Ein, current Board Chair.

In his role as Co-Chair, Mr. Lindblad will work with his fellow Directors to advise the Company’s leadership team on business strategy and growth opportunities, including reaching new audiences, innovating new products and developing new geographies, as well as focus on energizing new and existent social programs. Mr. Ein will partner with Mr. Lindblad to help guide the Board and the Company’s organic growth, acquisition and financial strategy.

Mr. Berle currently serves as Chief Executive Officer of Topgolf Entertainment Group where he has led the company’s overall vision, global growth strategies and P&L, since 2018. Previously, Mr. Berle served as President and Chief Operating Officer of Dave & Buster's Entertainment, Inc.

“It has been a tremendous honor to serve as the CEO of Lindblad Expeditions since founding the Company in 1979, and I am proud of all that we have accomplished over the last 40 years. We've built a business based on the respect and understanding of geography and connecting our more than hundreds of thousands of loyal guests and new audiences worldwide with nature, culture and an opportunity to explore the world. Today, Lindblad Expeditions has the most talented employees in the industry, a best-in class platform of high-quality and authentic experiential offerings, a passionate customer base eager to see the world’s most exceptional destinations with us, and a balanced growth strategy to take us into the future. We are thrilled for our guests to return to the same exhilarating expedition experience they have come to know and love when we resume voyages in two iconic destinations early this summer,” said Mr. Lindblad.

Mr. Lindblad continued, “I am very pleased to hand the baton to Dolf, who I have gotten to know well and for whom I have great respect and admiration. I am confident that his outstanding leadership, integrity and character make him the right choice to serve as our next leader. I look forward to my continuing involvement with the Company in my new role as Co-Chair and working closely with Mark, Dolf and the rest of the team to keep driving the business forward.”

“The Board and Sven have been working for some time to attract additional leadership talent and identify our next leader, and we believe that Dolf is the ideal candidate to serve as Lindblad Expeditions’ new CEO,” said Mr. Ein. “Dolf brings a track record of quickly expanding multi-unit businesses and championing technology innovations and understands the importance of delivering unmatched guest experiences and creating communities where guests want to return time and again – all of which is integral to our robust growth plans to create value for our stakeholders.”

Mr. Ein continued, “Over the past 40 years, Sven has built one of the world’s greatest expedition and adventure travel companies by pioneering innovative ways to connect people and places. It is because of his leadership that Lindblad Expeditions is synonymous with life-changing adventures for so many people. Today, the cornerstones of our business are extremely strong with significant pent-up customer demand, a growing portfolio of newly acquired exceptional travel businesses, and considerable financial flexibility to fuel additional future acquisitions and organic expansion opportunities as the travel industry begins to reopen. We are thrilled to have attracted Dolf to Lindblad and are grateful that the Company will continue to benefit from Sven’s wealth of experience and knowledge as we collectively execute on our growth strategy.”

Mr. Berle said, “I am honored to have the opportunity to lead such an iconic and vibrant Company. Lindblad Expeditions has an impressive four-decade track record delivering immersive and authentic experiences and a large, devoted customer base that looks to Lindblad and its brands for the highest-quality expedition and adventure travel experiences whether by ship, land or bike. The Company is well positioned to capitalize on what it does best – inspiring loyal guests to explore and promote both conservation and environmental sustainability around the world. Sven has reimagined travel throughout his tenure, and, alongside the Lindblad Expeditions team, I am energized to build on his legacy and capture the vast and expanding market opportunities ahead.”

Separately in an 8-K filed with the U.S. Securities and Exchange Commission today, Lindblad Expeditions announced that Sarah Farrell, an independent member of the Board of Directors, will be stepping down from the Board, effective immediately. With Ms. Farrell’s departure and upon Mr. Berle’s appointment, the Lindblad Expeditions Board will have 10 members.

“On behalf of the Board, I would like to thank Sarah for her contributions to Lindblad Expeditions over the past year, and wish her the best in her future endeavors,” said Mr. Ein.

In a separate press release issued today, Lindblad Expeditions announced that it will resume small ship expeditions cruises and adventure travel experience operations for the 2021 season in Alaska and Galapagos, beginning in the first week of June. In keeping with Lindblad Expeditions’ focus on exploring remote places, the Company will return to nature in the pristine wildness of these two iconic destinations, and will do so consistent with its health and safety protocols. Lindblad Expeditions intends to announce plans for activating additional geographies for the summer as logistics are finalized. The press release can be found on the Lindblad Expeditions Investor Relations website at investors.expeditions.com.

About Dolf Berle

Under Mr. Berle’s leadership at Topgolf Entertainment Group, total revenue nearly doubled in three years and eclipsed the $1.0 billion mark, and worldwide audience fan touchpoints also nearly doubled en route to passing 90 million. During his tenure, Mr. Berle expanded the company’s venue-based core business from 37 to 66 locations around the globe while also diversifying the company’s business model from venue-based entertainment to include a range of technology enabled businesses.

In over 25 years of experience prior to joining Topgolf in 2018, Mr. Berle served in a variety of executive leadership roles in the public sector as well as private growth-oriented companies dedicated to joyful guest experiences. These include tenures as President and Chief Operating Officer of Dave and Buster's Entertainment, Inc.; Executive Vice President of Hospitality and Division Head for ClubCorp USA, Inc.; President of Lucky Strike Entertainment; and Chief Operating Officer of House of Blues Entertainment, Inc. He currently serves on the national boards of directors of the Make-A-Wish Foundation of America and USA Track & Field, as well as the Norman Rockwell Museum. Mr. Berle earned his undergraduate and MBA degrees from Harvard University, and a Master of Arts degree in African History from the University of Zimbabwe.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiaries, Natural Habitat Adventures, Off the Beaten Path and DuVine Cycling and Adventure.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership's educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat's adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

DuVine Cycling + Adventure Co. designs and leads luxury bike tours in the world's most amazing destinations, from Italy's sun-bleached villages and the medieval towns of Provence to Portugal's Douro Valley and the vineyards of Napa, California. Guests bike, eat, drink, and sleep their way through these regions and many more while sampling the finest cuisine, hotels, and wine.

Off the Beaten Path is an outdoor, active travel company offering guided small group adventures and private custom journeys that connect travelers with the wild nature and authentic culture of their destinations.  Off the Beaten Path's trips extend across the globe, with a focus on exceptional national park experiences in the Rocky Mountains, Desert Southwest, and Alaska.

Forward Looking Statements

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's financial projections and may also generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. Many of these risks and uncertainties are currently amplified by, and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) suspended operations and disruptions to our business and operations related to COVID-19; (ii) the impacts of COVID-19 on our financial condition, liquidity, results of operations, cash flows, employees, plans and growth; (iii) the impacts of COVID-19 on future travel and the cruise and airline industries in general; (iv) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events; (v) changes adversely affecting the business in which we are engaged; (vi) management of our growth and our ability to execute on our planned growth; (vii) our business strategy and plans; (viii) our ability to maintain our relationship with National Geographic; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) compliance with the financial and/or operating covenants in our debt arrangements; (xi) adverse publicity regarding the cruise and travel industry in general; (xii) loss of business due to competition; (xiii) the result of future financing efforts; (xiv) delays and costs overruns with respect to the construction and delivery of newly constructed vessels; (xv) changes in management or the impact of changes in management; and (xvi) those risks described in the Company's filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company's performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company's website.

Contact:

Patty Disken-Cahill, Director of Communications, Lindblad Expeditions, 917-822-8212